Exhibit 99.1

News Release

MODUSLINK GLOBAL SOLUTIONS REPORTS FINANCIAL

RESULTS FOR THIRD QUARTER OF FISCAL 2015

WALTHAM, Mass.— June 8, 2015—ModusLink Global Solutions™, Inc. (the “Company”) (NASDAQ: MLNK) today reported financial results for its third quarter of fiscal year 2015 ended April 30, 2015. Results for the three and nine month periods ended April 30, 2015 are summarized in the following paragraphs. For a full discussion of the results, please see the Company’s quarterly report on Form 10-Q, which can be accessed through www.moduslink.com.

Third Quarter Financial Summary

•	Net revenue of $106.2 million for the three months ended April 30, 2015, a decrease of 38.7% compared to the same period in the prior year.

•	Gross margin of 8.5% for the three months ended April 30, 2015, a 0.6 percentage point decrease compared to 9.1% in the same period in the prior year.

•	SG&A expenses of $14.4 million for the three months ended April 30, 2015, a 15.6% reduction compared to the same period in the prior year.

•	Operating loss of $7.6 million for the three months ended April 30, 2015, compared to operating loss of $5.1 million in the same period in the prior year.

•	Negative adjusted EBITDA of $0.9 million for the three months ended April 30, 2015, compared to adjusted EBITDA of $3.4 million in the same period in the prior year.

•	Net loss of $12.1 million, or $0.23 per basic and diluted share, for the three months ended April 30, 2015, compared with net loss of $9.5 million, or $0.18 per basic and diluted share, in the same period in the prior year.

Year-to-Date Financial Summary

•	Net revenue of $442.0 million for the nine months ended April 30, 2015, a decrease of 20.9% compared to the same period in the prior year.

•	Gross margin of 10.1% for the nine months ended April 30, 2015, a 0.7 percentage point decrease compared to 10.8% in the same period in the prior year.

•	SG&A expenses of $44.6 million for the nine months ended April 30, 2015, a 18.6% reduction compared to the same period in the prior year.

•	Operating loss of $5.8 million for the nine months ended April 30, 2015, compared to operating loss of $1.3 million in the same period in the prior year.

•	Adjusted EBITDA of $11.3 million for the nine months ended April 30, 2015, compared to $20.8 million in the same period in the prior year.

•	Net loss of $13.4 million, or $0.26 per basic and diluted share, for the nine months ended April 30, 2015, compared with net loss of $7.8 million, or $0.15 per basic and diluted share, in the same period in the prior year.

The Company reported net revenue of $106.2 million for the three months ended April 30, 2015, compared to $173.3 million in the same period in the prior year. Operating loss for the three months ended April 30, 2015 was $7.6 million, as compared to an operating loss of $5.1 million in the same period in the prior year. Net loss for the three months ended April 30, 2015 was $12.1 million, or $0.23 per basic and diluted share, compared to a net loss of $9.5 million, or $0.18 per basic and diluted share for same period in the prior year.

The Company reported net revenue of $442.0 million for the nine months ended April 30, 2015, compared to $558.7 million in the same period in the prior year. Operating loss for the nine months ended April 30, 2015 was $5.8 million, as compared to an operating loss of $1.3 million in the same period in the prior year. Net loss for the nine months ended April 30, 2015 was $13.4 million, or $0.26 per basic and diluted share, compared to a net loss of $7.8 million, or $0.15 per basic and diluted share for same period in the prior year.

The decrease in net revenue for the three and nine months ended April 30, 2015 was primarily a result of lower volumes from a major computing market client, as well as lower revenues from an aftermarket services program related to the repair and refurbishment of mobile devices and lower revenue from another computing market client. The lower revenue from the computing market clients affected results in the Americas, Asia and Europe. The lower revenue from aftermarket services program affected results in the Americas. The decline in gross margin, operating income and Adjusted EBITDA for the three and nine months ended April 30, 2015 was primarily driven by the lower volumes from the two computing market clients and the aftermarket services program.

For the three months ended April 30, 2015, negative Adjusted EBITDA was $0.9 million compared to Adjusted EBITDA of $3.4 million for the same period in fiscal 2014. For the nine months ended April 30, 2015, Adjusted EBITDA was $11.3 million compared to $20.8 million for the same period in fiscal 2014. EBITDA represents earnings before interest, income tax expense, depreciation and amortization, and Adjusted EBITDA represents EBITDA excluding certain items. Please refer to the non-GAAP information and table reconciling the Company’s Adjusted EBITDA to its GAAP net loss below.

In addition to an acquisition that would enhance our existing comprehensive supply chain logistics services business, we are interested in acquiring (including but not limited to) industrial, defense or electronics related businesses with at least $25 million of EBITDA. We prefer companies with significant operations in the United States, good gross margins and returns on invested capital, sustainable competitive advantages, strong brands and excellent management.

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About ModusLink Global Solutions, Inc.

ModusLink Global Solutions, Inc. (NASDAQ: MLNK), through its wholly-owned subsidiaries, ModusLink Corporation and ModusLink PTS, Inc. (together “ModusLink”), executes comprehensive supply chain and logistics services that are designed to improve clients’ revenue, cost, sustainability and customer experience objectives. ModusLink is a trusted and integrated provider to the world’s leading companies in consumer electronics, communications, computing, medical devices, software and retail. ModusLink’s operations are supported by more than 25 sites across North America, Europe, and the Asia/Pacific region. For details on ModusLink’s flexible and scalable solutions visit www.moduslink.com and www.valueunchained.com, the blog for supply chain professionals.

Non-GAAP Information

In addition to the financial measures prepared in accordance with generally accepted accounting principles, the Company uses Adjusted EBITDA, a non-GAAP financial measure, to assess its performance. EBITDA represents earnings before interest, income tax expense, depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding the effects of SEC potential penalties on resolution, professional fees associated with our SEC inquiry and financial restatement, strategic consulting and other professional fees, executive severance and employee retention, restructuring, share-based compensation, impairments of goodwill and long-lived assets, unrealized foreign exchange gains or losses, net, other non-operating gains or losses, net, equity in gains and losses of affiliates and impairments, and discontinued operations.

We believe that providing Adjusted EBITDA to investors is useful, as this measure provides important supplemental information of our performance to investors and permits investors and management to evaluate the operating performance of our core supply chain business. We use Adjusted EBITDA in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of incentive compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our core supply chain business. We believe that the Adjusted EBITDA financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the core supply chain business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision making.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies.

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A table reconciling the Company’s EBITDA and Adjusted EBITDA to its GAAP net loss is included in this release.

ModusLink Global Solutions is a registered trademark of ModusLink Global Solutions, Inc. All other company names and products are trademarks or registered trademarks of their respective companies.

This release contains forward-looking statements, which address a variety of subjects. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s ability to execute on its business strategy, including any cost reduction plans and the continued and increased demand for and market acceptance of its services, which could negatively affect the Company’s ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally; failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize it’s net operating losses; difficulties integrating technologies, operations and personnel in accordance with the Company’s business strategy; client or program losses; demand variability in supply chain management clients to which the Company sells on a purchase order basis rather than pursuant to contracts with minimum purchase requirements; failure to settle disputes and litigation on terms favorable to the Company; risks inherent with conducting international operations; and increased competition and technological changes in the markets in which the Company competes. For a detailed discussion of cautionary statements that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. The Company does not undertake any obligations to update forward-looking statements made by it.

Contact:

Mary Conway

781-663-5012

ir@moduslink.com

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ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	April 30,	July 31,
	2015	2014
Assets:
Cash and cash equivalents	$151,425	$183,515
Trading securities	74,835	22,793
Accounts receivable, net	121,689	123,948
Inventories	65,746	65,269
Prepaid and other current assets	25,180	10,243

Total current assets	438,875	405,768

Property and equipment, net	23,764	25,126
Investments in affiliates	2,278	7,172
Goodwill	3,058	3,058
Other intangible assets, net	—	667
Other assets	7,600	9,855

Total assets	$475,575	$451,646

Liabilities:
Accounts payable	$162,001	$105,045
Accrued restructuring	2,469	2,246
Accrued expenses	37,608	39,544
Other current liabilities	36,733	51,759

Total current liabilities	238,811	198,594

Long-term portion of accrued restructuring	—	39
Notes payable	76,696	73,391
Other long-term liabilities	8,022	8,004

Total liabilities	323,529	280,028

Stockholders’ equity:	152,046	171,618

Total liabilities and stockholders’ equity	$475,575	$451,646

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended April 30,			Nine Months Ended April 30,
	2015	2014	Fav (Unfav)	2015	2014	Fav (Unfav)
Net revenue	$106,234	$173,274	(38.7%)	$441,988	$558,700	(20.9%)
Cost of revenue	97,222	157,575	38.3%	397,544	498,426	20.2%

Gross profit	9,012	15,699	(42.6%)	44,444	60,274	(26.3%)

	8.5%	9.1%	(0.6%)	10.1%	10.8%	(0.7%)

Operating expenses:
Selling, general and administrative	14,439	17,100	15.6%	44,600	54,787	18.6%
Amortization of intangible assets	131	269	51.3%	667	829	19.5%
Impairment of long-lived assets	—	—		—	500
Restructuring, net	1,994	3,468	42.5%	4,936	5,440	9.3%

Total operating expenses	16,564	20,837	20.5%	50,203	61,556	18.4%

Operating loss	(7,552)	(5,138)	(47.0%)	(5,759)	(1,282)	(349.2%)
Other expense, net	(3,860)	(3,640)	(6.0%)	(5,489)	(3,871)	(41.8%)

Loss from continuing operations before taxes	(11,412)	(8,778)	(30.0%)	(11,248)	(5,153)	(118.3%)
Income tax expense	694	700	0.9%	2,400	2,590	7.3%
Equity in (gains) losses of affiliates, net of tax	—	—	—	(208)	134	(255.2%)

Loss from continuing operations	(12,106)	(9,478)	(27.7%)	(13,440)	(7,877)	(70.6%)

Discontinued operations, net of income taxes:
Income from discontinued operations	—	—		—	80

Net loss	$(12,106)	$(9,478)	(27.7%)	$(13,440)	$(7,797)	(72.4%)

Basic and diluted net income (loss) per share:
Loss from continuing operations	$(0.23)	$(0.18)		$(0.26)	$(0.15)
Income from discontinued operations	—	—		—	—

Net loss	$(0.23)	$(0.18)		$(0.26)	$(0.15)

Weighted average common shares used in:
Basic earnings per share	51,750	51,498		51,917	51,502
Diluted earnings per share	51,750	51,498		51,917	51,502

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Information by Operating Segment

(in thousands)

(unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2015	2014	2015	2014
Net revenue:
Americas	$32,732	$74,429	$167,772	$229,791
Asia	35,082	41,387	123,530	134,307
Europe	30,720	48,423	125,761	165,790
All other	7,700	9,035	24,925	28,812

Total net revenue	$106,234	$173,274	$441,988	$558,700

Operating income (loss):
Americas	$(2,771)	$2,736	$(1,292)	$8,304
Asia	895	2,342	8,925	14,001
Europe	(2,700)	(4,439)	(5,030)	(8,934)
All other	(12)	(411)	510	98

Total segment operating income (loss)	(4,588)	228	3,113	13,469
Corporate-level activity	(2,964)	(5,366)	(8,872)	(14,751)

Total operating loss	$(7,552)	$(5,138)	$(5,759)	$(1,282)

ModusLink Global Solutions, Inc. and Subsidiaries

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(in thousands)

(unaudited)

Net loss to Adjusted EBITDA1

	Three Months Ended April 30,		Nine Months Ended April 30,
	2015	2014	2015	2014
Net loss	$(12,106)	$(9,478)	$(13,440)	$(7,797)

Interest income	(247)	(159)	(666)	(326)
Interest expense	2,613	2,049	7,899	2,461
Income tax expense	694	700	2,400	2,590
Depreciation	1,903	3,627	6,632	10,198
Amortization of intangible assets	131	269	667	829

EBITDA	(7,012)	(2,992)	3,492	7,955

Equity in (gains) losses of affiliates and impairments	5,017	1,243	4,809	1,554
Restructuring	1,994	3,468	4,936	5,440
SEC potential penalties on resolution	1,500	—	1,500	—
Share-based compensation	442	513	1,297	1,663
Strategic consulting and other professional fees	60	30	669	85
SEC inquiry and financial restatement costs	129	103	136	3,320
Executive severance and employee retention	—	1,080	—	1,080
Impairment of goodwill and long-lived assets	—	—	—	500
Discontinued operations	—	—	—	(80)
Unrealized foreign exchange (gains) losses, net	687	25	(904)	(323)
Other non-operating losses, net	(3,746)	(30)	(4,645)	(391)

Adjusted EBITDA	$(929)	$3,440	$11,290	$20,803

[1]	The Company defines Adjusted EBITDA as net income (loss) excluding net charges related to interest income, interest expense, income tax expense, depreciation, amortization of intangible assets, SEC inquiry and financial restatement costs, SEC potential penalties on resolution, strategic consulting and other professional fees, executive severance and employee retention, restructuring, share-based compensation, impairment of goodwill and long-lived assets, unrealized foreign exchange (gains) losses, net, other non-operating (gains) losses, net, equity in (gains) losses of affiliates and impairments and discontinued operations.